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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE                       CONTACT:
December 16, 2003                           Donald A. Weidig
                                            Chief Financial Officer
                                            (614) 258-9501

                      WATERLINK, INC. ANNOUNCES ASSET SALE

         COLUMBUS, OHIO -- December 16, 2003 -- Waterlink, Inc. ("Waterlink" or the "Company") (OTCBB: WLKNQ) today announced that it and its wholly owned operating subsidiary, Barnebey Sutcliffe Corporation, had executed an agreement with a Barnebey Acquisition Corp., a newly formed Delaware corporation (the "Buyer") affiliated with The Compass Group International, LLC, for the Buyer to purchase substantially all of the assets and business operations of Waterlink, including the operations of Barnebey Sutcliffe Corporation and the subsidiaries of the Registrant in the United Kingdom. The agreement is for total cash consideration of approximately $25,750,000, subject to certain pre-closing and post-closing adjustments, and the assumption by the Buyer of certain liabilities of Waterlink. The purchase is subject to the terms and conditions of the purchase agreement, and the purchase price is subject to certain adjustments required under the agreement, which includes a provision for a working capital adjustment. A copy of the purchase agreement is attached to the Company's report on Form 8-K, filed today with the U.S. Securities and Exchange Commission.

         The purchase agreement is subject to the approval of U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and higher or better offers from other potential purchasers. Waterlink intends to file a motion with the Bankruptcy Court, requesting that the court establish bidding procedures and a date and time for conducting an auction to determine if there are higher or better offers for Waterlink's assets and business. There can be no assurance that the Bankruptcy Court will approve the proposed transaction, or that final documentation will be reached on terms satisfactory to all parties. Subject to receipt of the Bankruptcy Court's approval and the satisfaction of other pre-closing conditions, Waterlink expects the transaction to close in the first quarter of 2004. Waterlink believes that all of the proceeds of the transaction that it receives will be used to partially satisfy the claims of creditors.

         The statements contained in this press release that are not purely historical, including statements regarding Waterlink's objectives, expectations, hopes, intentions, beliefs or strategies regarding the future, are "forward-looking" statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements, including, but not limited to, the affect of the filing and proposed sale of assets on operations and the Company's prospects for the future and the ability of the Company to partially satisfy claims of creditors using the proceeds of the sale, are subject to certain risks and uncertainties that could cause results to differ materially from those projected. These risks include, without limitation, the Company's ability to maintain its customer and supplier relationships, to implements it plans, to consummate the proposed transaction and to retain key employees. Management believes these forward-looking statements are reasonable; however,

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undue reliance should not be placed on such forward statements, which are based on current expectations.

         Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors," beginning on page 16, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2002.

         Waterlink is an international provider of integrated water and air purification solutions for both industrial and municipal customers. Waterlink's executive offices are located in Columbus, Ohio, USA. More information about Waterlink can be obtained on the Internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Don Weidig, Waterlink, Inc., 835 North Cassady, Columbus, Ohio 43219 USA at 614-258-9501.

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